EXHIBIT 99.1

CORRECTING AND REPLACING -- Loop Industries Announces CFO Transition

MONTREAL, Oct. 26, 2017 (GLOBE NEWSWIRE) -- In a release issued yesterday by Loop Industries, Inc. (OTCQB:LLPP), please note that in the third paragraph, it should state that Mr. Zitella was Vice President and CFO of DST Health Solutions, LLC, a subsidiary of DST Systems, Inc. for 10 years and not DST Systems, Inc.

The corrected release follows:

Loop Industries, Inc. (OTCQB: LLPP), an environmentally responsible manufacturer of Purified Terephthalic Acid (PTA) and Mono Ethylene Glycol (MEG), announced that Frank Zitella will become its new Chief Financial Officer, replacing Jennifer Rhee. Jennifer Rhee resigned as Loop’s CFO effective October 19, 2017. Mr. Zitella will assume the role in early November 2017.

"We are pleased to announce that Frank will be joining Loop as CFO," said Chief Executive Officer, Daniel Solomita. "Frank will be a great addition to Loop’s executive team. Frank’s numerous years as a company CFO and his experience working with technology companies will be integral in delivering great value to our Company. We expect that Frank’s experience in creating and managing strategic direction as well as his ability to motivate and lead strong professionals will be a key asset to Loop's strategic and financial initiatives."

Mr. Zitella has close to 30 years of finance, accounting, strategic and corporate tax planning experience. He has been the Vice President and CFO of DST Health Solutions, LLC, a subsidiary of DST Systems, Inc. for 10 years. Prior to that, Mr. Zitella spent 8 years at International Financial Data Services as their VP and CFO. While at DST, Mr. Zitella was successful in maximizing profitability and growing top-line revenue. At International Financial Data Services, Mr. Zitella was successful in implementing tax saving initiatives and managing tax planning efforts resulting in significant recoveries. Mr. Zitella also spent four years as a Senior Manager with Pricewaterhousecoopers, two years as a Senior Internal Auditor at Coca-Cola Beverages Ltd., as well as 3 years with KPMG. Mr. Zitella received his Graduate Diploma in Public Accountancy from McGill University in 1991 and his Bachelor of Commerce from Concordia University in 1989. He is a past member of the Ontario and Canadian Order of Chartered Accountants.

About Loop Industries, Inc.

Loop Industries is an environmentally responsible manufacturer of Purified Terephthalic Acid (PTA) and Mono Ethylene Glycol (MEG), the fundamental chemical components used in manufacturing polyethylene terephthalate (PET). PET plastic is most commonly found in beverage bottles, consumer packaging and polyester fiber. Loop Industries' proprietary process sustainably converts waste plastics into high purity PTA and MEG that can be used to create up to 100 percent recycled food-grade PET resin. This commercial-grade PET resin can be used in a variety of bottling, consumer packaging and other industrial applications.

Forward-Looking Statements

This news release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop Industries’ control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) commercialization of our technology, (ii) development and protection of our intellectual property, (iii) industry competition, (iv) our ability to raise capital to expand our operations, (v) product demand, market and customer acceptance of our products, (vi) our ability to conduct operations if there are changes in laws, regulations or government policies related to our business, and (vii) general industry and market conditions and growth rates and general economic conditions. More detailed information about Loop Industries and the risk factors that may affect the realization of forward looking statements is set forth in our filings with the Securities and Exchange Commission (SEC). Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. Loop Industries assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Company Contact

Susan Khouloujian

T: 450.951.8555

E: IR@loopindustries.com